Franklin Limited Duration Income Trust Inbound Voting Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Thank you for calling the Franklin Templeton Investments proxy information line.  My name is ______________; how can I help you? (Re-Greet If Necessary) (locate and verify account)
RESPONDING TO INITIAL MAILING/REMINDER LETTER:
You were recently sent proxy materials for the Franklin Limited Duration Income Trust Annual Meeting of Shareholders scheduled to take place on October 28, 2016.  Have you received this information?
(Pause for response)

RESPONDING TO PHONE CALL/MESSAGE:
Can I please have the telephone number we called to locate your account and better assist you? (Locate and verify account)
The call was in relation to your investment in Franklin Limited Duration Income Trust. You were recently sent proxy materials for the annual meeting of shareholders scheduled to take place on October 28, 2016. Have you received this information?
(Pause for response)

IF "YES" OR POSITIVE RESPONSE TO HAVING RECEIVED THE INFORMATION:
I would be happy to review the meeting's agenda with you and record your vote by phone. Please note that the Board of your Fund is unanimously recommending a vote "FOR" the incumbent Trustees and "AGAINST" the Dissident Hedge Fund's Proposal.
Would you like to vote along with the recommendations of the Board?
(Pause for response) (Review Voting Options If Necessary)

IF "NO" OR NEGATIVE RESPONSE TO HAVING RECEIVED THE INFORMATION:
Your vote is very important. When you receive the proxy materials, please fill out and return the Fund's White proxy card at your earliest convenience. You can also vote by telephone or online by following the instructions on your proxy card. Please discard any gold proxy card you may receive from the Dissident Hedge Fund. Thank you for your time today, and have a good (morning, afternoon, evening).

IF THE SHAREHOLDER WOULD LIKE VOTE RECORDED BY PHONE:
If we identify any additional shares you own with the Franklin Limited Duration Income Trust before the meeting takes place, would you like us to vote those shares for you in the same manner as well?
(Pause For Response)
*Confirmation – I am recording your (Recap Voting Instructions).
For confirmation purposes:
• Please state your full name. (Pause)
• According to our records, you reside in (city, state, zip code). (Pause)
• To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
Thank you.  You will receive the written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the written confirmation. Mr. /Ms. ___________, your vote is very important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

IF THE SHAREHOLDER WOULD NOT LIKE VOTE RECORDED BY PHONE:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return the Fund's White proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a good (morning, afternoon, evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-14-16

Franklin Limited Duration Income Trust Level 1 Voting Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (Agent's Full Name).
May I please speak with (Shareholder's Full Name)? (Re-Greet If Necessary)
I am calling on a recorded line regarding your investment in the Franklin Limited Duration Income Trust. You were recently sent proxy materials for the Annual Meeting of Shareholders scheduled to take place on October 28, 2016. Have you received this information?
IF "YES" OR POSITIVE RESPONSE TO HAVING RECEIVED THE INFORMATION:
I would be happy to review the meeting's agenda with you and record your vote by phone. Please note that the Board of your Fund is unanimously recommending a vote "FOR" the incumbent Trustees and "AGAINST" the Dissident Hedge Fund's Proposal.
Would you like to vote along with the recommendations of the Board?
(Pause for response) (Review Voting Options If Necessary)

IF "NO" OR NEGATIVE RESPONSE TO HAVING RECEIVED THE INFORMATION:
Your vote is very important. When you receive the proxy materials, please fill out and return the Fund's White proxy card at your earliest convenience. You can also vote by telephone or online by following the instructions on your proxy card. Please discard any gold proxy card you may receive from the Dissident Hedge Fund. Thank you for your time today, and have a good (morning, afternoon, evening).

IF THE SHAREHOLDER WOULD LIKE VOTE RECORDED BY PHONE:
If we identify any additional shares you own with the Franklin Limited Duration Income Trust before the meeting takes place, would you like us to vote those shares for you in the same manner as well?
(Pause For Response)
*Confirmation – I am recording your (Recap Voting Instructions). For confirmation purposes:
• Please state your full name. (Pause)
• According to our records, you reside in (city, state, zip code). (Pause)
• To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
Thank you.  You will receive the written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the written confirmation. Mr. /Ms. ___________, your vote is very important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening).

IF THE SHAREHOLDER WOULD NOT LIKE VOTE RECORDED BY PHONE:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return the Fund's White proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a good (morning, afternoon, evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-14-16

CLOSED-END FUND PROXY FACT SHEET FOR FRANKLIN LIMITED DURATION INCOME TRUST

ANNUAL MEETING IMPORTANT DATES
Record Date Mail Date Meeting Date	August 29, 2016 September 9, 2016 October 28, 2016 @ 2:00 PM PDT

Additional Information
Ticker Symbol Cusip Number	See Page 6 See Page 6

Annual Meeting Location
OFFICES OF FRANKLIN TEMPLETON INVESTMENTS ONE FRANKLIN PARKWAY, BUILDING 920 SAN MATEO, CALIFORNIA 94403

Contact Information
Inbound Line	1-800-431-9642
Website	www.franklintempleton.com

Shareholders are urged to vote only using Management's WHITE proxy card to vote for your Fund's Board Member Nominees and Vote Against the Shareholder Proposal.

What are shareholders being asked to vote on?
1.	Election of Three Nominees for Trustee

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION - "FOR" THE FUND'S NOMINEES
2.	Proposal 2: A shareholder proposal put forth by a dissident hedge fund, which seeks to significantly damage or destroy the ability of the Fund to operate as a closed-end fund.

BE IT RESOLVED, that the shareholders of Franklin Limited Duration Income Trust (the "Fund"), requests that the Board of Trustees (the "Board") consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to net asset value ("NAV"). If more than 50% of the Fund's outstanding shares are submitted for tender, the tender offer should be cancelled and the Board should take the steps necessary to liquidate or convert the Fund into an open-end mutual fund.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION - "AGAINST" THE SHAREHOLDER PROPOSAL
What's happening?
The Fund's nominees, each of whom is a current Trustee of the Fund, are Harris J. Ashton, Edith E. Holiday, and John B. Wilson. These nominees have significant experience managing the Fund. Each of the Fund's nominees for Trustee is also on the boards of other open-end and closed-end funds in the Franklin Templeton Investments complex and has substantial corporate and/or government professional experience.
A dissident hedge fund has announced its intention to elect three nominees to the Board of Trustees of the Fund. In contrast to the Fund's nominees, the dissident nominees are unfamiliar with the Fund and have no experience as directors of closed-end funds. The dissident hedge fund has put forth Proposal 2, which seeks to significantly damage or destroy the ability of the Fund to operate as a closed-end fund. The Board believes that this proposal only advances the self-serving goals of the dissident hedge fund, and is not in the best interests of all of the Fund's shareholders.
What should I do with other proxy cards I receive?

The Board urges shareholders to vote the Fund's WHITE proxy card and discard the gold proxy card you may receive from the dissident hedge fund. If you have already sent back the gold proxy card, you can still change your vote – by promptly completing, signing, dating and returning the enclosed WHITE proxy card, which will replace the gold proxy card you previously completed. Please do not send back the gold proxy card you may receive from the dissident hedge fund, even to withhold votes from the dissident hedge fund's nominees because doing so will cancel out your prior vote on the enclosed WHITE proxy card.

PROPOSAL 1: Election of Three Nominees for Trustee
NAME OF FUND'S NOMINEE	YEAR OF BIRTH	TRUSTEE SINCE
1) Harris J. Ashton	1932	2003
2) Edith E. Holiday	1952	2005
3) John B. Wilson	1959	2006

Who are the Fund's Nominees?
The Fund's nominees, each of whom is a current Trustee of the Fund, are Harris J. Ashton, Edith E. Holiday, and John B. Wilson. These nominees have significant experience managing the Fund. Harris J. Ashton has been a Trustee since the Fund was launched in 2003, and Edith E. Holiday and John B. Wilson have been Trustees since 2005 and 2006, respectively. Each of the Fund's nominees for Trustee is also on the boards of other open-end and closed-end funds in the Franklin Templeton Investments complex and has substantial corporate and/or government professional experience.
The Fund's nominees, together with other Trustees on the Board, are focused on honoring their fiduciary obligations and creating sustainable value for all shareholders by achieving the Fund's goal of providing investors with high, current income, with a secondary objective of capital appreciation.
What are the steps the Board, including the Fund's nominees, have taken to address the Fund's discount?
Under their leadership, the Fund has generated competitive performance on both an absolute and relative basis. Moreover, they continue to address the Fund's performance, and in particular, its current discount to net asset value as evidenced by the discount-narrowing program the Fund publicly outlined in April 2016 and shared with all Fund investors. Your Board is taking these steps in a way that ensures that your Fund operates in a responsible manner to protect and advance the interests of all shareholders, and not just a select few whose interests are in direct contrast to the Fund's long-term objectives.
Who are the dissident nominees?
The dissident nominees have been put forth by the dissident hedge fund.  They are unfamiliar with the Fund and have no experience as directors of closed-end funds. The dissident hedge fund has put forth Proposal 2, which seeks to significantly damage or destroy the ability of the Fund to operate as a closed-end fund. Your Fund's Board believes that this proposal only advances the self-serving goals of the dissident hedge fund, and is not in the best interests of all of the Fund's shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2

PROPOSAL 2: BE IT RESOLVED, that the shareholders of Franklin Limited Duration Income Trust (the "Fund"), requests that the Board of Trustees (the "Board") consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to net asset value ("NAV"). If more than 50% of the Fund's outstanding shares are submitted for tender, the tender offer should be cancelled and the Board should take the steps necessary to liquidate or convert the Fund into an open-end mutual fund.
Why are Shareholders being urged to vote "Against" this Proposal?
Your Board unanimously opposes the Shareholder Proposal because the Board believes it could adversely affect the Fund's investment performance to the detriment of the Fund's investors. Moreover, the dissident hedge fund's Shareholder Proposal would needlessly waste Fund resources, impair the Fund's ability to continue to execute its investment strategy, and potentially result in the Fund's termination.
Why does the Board believe that retaining the closed-end fund structure is in the best interests of shareholders?
The Board believes that it is in your best interests for the Fund to retain its current structure as a closed-end fund. This enables it to use leverage to pursue its unique investment strategy and has allowed the Fund to deliver competitive market returns and an attractive yield. Your Fund's performance at market price and net asset value has been consistently competitive, both in absolute terms and relative to its benchmark indices and its broad-based Lipper peer group.  Please refer to page 20 of the proxy statement you received in the mail for more performance information.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2
How would approval of the Shareholder Proposal negatively impact the Fund?
Under the dissident hedge fund's Shareholder Proposal, the Fund would not be able to provide the same benefits to shareholders as it would be forced to conduct an unlimited tender offer, followed by a possible liquidation or conversion into an open-end fund. Any such tender offer could create a tax liability for shareholders who sell their shares, and the termination or conversion of the Fund into an open-end fund would severely impair its ability to produce value for its investors. The Shareholder Proposal only benefits opportunistic shareholders like the dissident hedge fund, who will "take the money and run" at the expense of remaining shareholders. In contrast, the Board has announced meaningful and responsible steps to directly address the Fund's discount to NAV for the benefit of all shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2

How has the Fund performed?
Your Fund's performance at market price and net asset value has been consistently competitive, both in absolute terms and relative to its benchmark indices and its Lipper peer group. Please refer to page 20 of the proxy statement you received in the mail for more information.

How does the Fund's discount compare to closed-end funds in its peer group?
As with most other closed-end funds, the market price of the Fund's shares is often lower than the Fund's net asset value per share.  That is, the Fund's shares often trade at a discount. The Fund's discount is in line with that experienced by closed-end funds generally.  The Fund has had a single digit discount to net asset value for most of the year (as of August 31, 2016). In fact, at times your Fund's shares have traded at a premium.  Moreover, your Fund's Board has publicly announced meaningful steps to directly address the Fund's discount to net asset value.
Can you provide me with additional information on the Discount Narrowing Program?
As announced in a press release on April 20, 2016, the Board approved and implemented a discount-narrowing program for the Fund (the "Discount Narrowing Program"), which will take place over a nine–month period commencing on June 1, 2016 and ending on March 31, 2017. If the Fund's shares trade at an average market price discount from NAV of 10% or more during the last 90 days of the measurement period, the Board will:
(1)	authorize a tender offer for a stated portion of the Fund's outstanding shares;
(2)	submit to shareholders a proposal to reorganize the Fund with either an open-end or closed-end investment company; and/or
(3)	submit to shareholders a proposal to convert the Fund to an open-end investment company.

Furthermore, as part of the Discount Narrowing Program, the Board has authorized open-market share repurchases by the Fund for up to 10% of the Fund's outstanding shares in an effort to help address the Fund's discount.

Reasons for the Board's Recommendations:
1.	The Fund has Competitive Performance
2.	The Shareholder Proposal Would Waste Fund Resources and Destroy the Fund.
How would an unlimited tender offer impact the Fund and its shareholders?
•	Conducting an unlimited tender offer could be costly to shareholders and adversely affect Fund performance. The Fund may have to liquidate all or a substantial portion of its outstanding preferred shares and/or unwind other forms of leverage (acquired at attractive prices) it currently employs.
•	The Fund's use of leverage can help supplement the Fund's total return. Reducing or eliminating the Fund's leverage will require it to liquidate securities in order to pay off its indebtedness, which could have adverse capital gains tax consequences for shareholders.

•	Any underperformance by the Fund resulting from de-leveraging would therefore adversely affect shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2
How would liquidating or open-ending the Fund impact shareholders?
•	Liquidating the Fund entirely would impose costs on the Fund and potentially result in adverse tax consequences to shareholders.

Open-ending would require the Fund to eliminate its leverage, which can limit the Fund's ability to produce enhanced returns and pay competitive dividends.  The Fund would also incur potentially significant costs in transitioning to an open-end fund. As an open-end fund, the Fund may suffer a significant decrease in assets and increased volatility from redemptions. Liquidating portfolio securities through de-leveraging and redemptions could give rise to substantial adverse tax consequences to both redeeming and remaining shareholders. These factors would likely result in a substantial increase in the Fund's expense ratio and in the Fund paying lower dividends as an open-end fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2
3.	Your Fund's Discount is In Line with Other Closed-End Funds and a Discount Program Has Recently Been Implemented.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2
4.	Your Fund Has a Unique Market Position and Remains Viable as a Closed‑End Fund
•	The Shareholder Proposal takes a "scorched earth" approach to addressing the Fund's discount, one that virtually ensures the termination of the Fund as a closed-end fund, despite the Fund's competitive performance and single-digit discount. The Board, by contrast, would only recommend an unlimited tender offer, conversion to an open-end fund, or liquidation in the face of compelling circumstances, such as if there were serious concerns about the continuing viability of the Fund as a suitable long-term investment for shareholders. The Board does not believe that these circumstances are present in the case of your Fund.
Who is the Shareholder Proponent?
The Shareholder Proponent is Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174. Neither the Fund, its Board nor management is responsible for the contents of the Shareholder Proposal or the Supporting Statement of the Shareholder Proponent.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FUND'S THREE TRUSTEE NOMINEES AND "AGAINST" PROPOSAL 2

NAME OF FUND	CUSIP	CLASS	TICKER
Franklin Limited Duration Income Trust	35472T101	Common	FTF
Franklin Limited Duration Income Trust	35472T200	Preferred - Series M
Franklin Limited Duration Income Trust	35472T309	Preferred - Series W
Franklin Limited Duration Income Trust	35472T408	Preferred – Series F

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card or voting instruction form.
MAIL:
To vote your proxy by mail, check the appropriate voting box on the White proxy card or voting instruction form, sign and date and return it in the enclosed postage-paid envelope. Do not return any gold proxy card you may receive.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card or voting instruction form.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card or voting instruction form.
Proxy Materials Are Available Online At:   www.proxyonline.com/docs/ftf2016
For Internal Distribution Only